Capvent US Advisors, LLC

2009 CODE OF ETHICS

All Access Persons associated with Capvent US Advisors, LLC must receive, review carefully, and agree to adhere to this Code of Ethics, as amended from time to time, as part of the firm’s overall compliance policies and procedures.

i)	I will not engage in any conduct involving dishonesty, fraud, deceit, or commit any act that reflects adversely on my integrity, trustworthiness, or professional competence.

ii)
If I provide investment advice to clients or prospective clients, I will make a reasonable inquiry into the investment experience, risk and return objectives, and financial constraints of the client or prospective client before making any investment recommendation or taking investment action and will reassess and update this information as needed. If I am responsible for managing a portfolio to a specific mandate, strategy, or style, I will only make investment recommendations or take investment actions that are consistent with the stated objectives and constraints of the portfolio.

iii)
I will exercise diligence, independence and thoroughness in conducting investment analysis, making investment recommendations, and taking investment actions; I will have a reasonable and adequate basis, supported by appropriate research and investigation, for making any investment analysis, recommendation, and for taking any action.

iv)	I will create and maintain appropriate records to support my investment recommendations and other investment-related communications with clients and prospective clients.

v)
I will make full and fair disclosure of all matters that could reasonably be expected to impair my independence and objectivity or interfere with my respective duties to the firm, clients, or prospective clients. I will ensure that all such disclosures are immediately made to the Chief Compliance Officer.

vi)	I will not knowingly make any statement that misrepresents facts relating to investment analysis, recommendations, actions, or other professional activities.

vii)	I will not make or imply any assurances or guarantees regarding any investment.

viii)
When I communicate investment performance information, I will make reasonable efforts to ensure that it is fair, accurate, and complete. I will not create any of my own performance reports, unless I am approved to do so in writing by the Chief Compliance Officer.

ix)	I will keep information about current, former, and prospective clients confidential and will adhere to the firm’s privacy policy.

x)	I will not deprive the firm of the advantage of my skills and abilities, divulge confidential information, or otherwise cause harm to the firm.

xi)	I will make a best effort to follow the policies and procedures established by the firm to the extent that there is no conflict with applicable laws, rules, and regulations.

2009 CODE OF ETHICS
xii)
I will endeavor to understand and comply with all applicable laws, rules, and regulations of any government, governmental agency, regulatory organization, or licensing agency. I will not knowingly participate or assist in, and will dissociate myself from, any violation of such laws, rules, or regulations.

xiii)	I will make reasonable efforts to detect and prevent violations of applicable laws, rules, and regulations by anyone subject to my supervision, authority, or association.

xiv)	If I possess material nonpublic information, I will not act, or cause others to act, on the information.

xv)
I will not offer, solicit, or accept any gift, benefit, compensation or consideration that could be reasonably expected to compromise my own or another’s independence and objectivity or that might create a conflict of interest.

xvi)
I will provide the firm’s compliance officer with account numbers for all personal securities accounts. I acknowledge in writing that all personal securities accounts and securities holdings have been reported and that all accounts are held at the clearing firms.

xvii)	I will adhere to the firm’s Personal Securities Trading Policy.

xviii)
I must receive written pre-clearance to invest in IPOs, private placements and any investment that the fund may also invest in. I will be responsible for maintaining copies of all such pre-clearance forms.

xix)	I will promptly report any observed violations of this Code of Ethics to the firm’s compliance officer.

xx)	I have read and will comply with the personal securities trading policy.

xxi)	I acknowledge receipt and will adhere to this code of ethics and any future amendments.

Name	Signature	Date

Capvent US Advisors, LLC

2009 CODE OF ETHICS

Standards of Business Conduct

(1) Access Person Defined

“Access Person” includes any supervised person who has access to nonpublic information regarding any client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund the advisor, or its control affiliates manage; or is involved in making securities recommendations to clients or has access to such recommendations that are nonpublic.  All of the firm’s directors, officers, and partners are presumed to be access persons.

 (2) Access Persons Responsibilities in Complying with Federal Regulations

The applicable federal securities laws are expected to be understood and complied with by each Access Person associated with the firm. (1)

(3) Reportable Securities

Access Persons must submit holdings and transaction reports for “reportable securities” in which the access person has, or acquires, any direct or indirect beneficial ownership.  An access person is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the access person’s household.

There are five exceptions designed to exclude securities that appear to present little opportunity for the type of improper trading that the access person reports are designed to uncover:

•	Transactions and holdings in direct obligations of the Government of the United States.

•	Money market instruments – bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments.

•	Shares of money market funds

•	Transactions and holdings in shares of other types of mutual funds, unless the advisor or a control affiliate acts as the investment advisor or principal underwriter for the fund.

•	Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

(4) Reporting of Personal Securities Trading

All Access Persons must report their personal securities transactions and holdings to the Chief Compliance Officer or other designated persons.

There are three exceptions to personal securities reporting.  No reports are required:

2009 CODE OF ETHICS

•	With respect to transactions effected pursuant to an automatic investment plan.

•	With respect to securities held in accounts over which the access person had no direct or indirect influence or control.

•	In the case of an advisory firm that has only one access person, so long as the firm maintains records of the holdings and transactions that would otherwise require be reported.

Initial Holdings Reports

Immediately after being hired, each Access Person must disclose all securities holdings by filling out the “Initial Holdings Report” and attaching all securities account statements (including private securities transactions).  If such account statements include all holdings, then the access persons must attest to this on the Initial Holdings Report.  The holdings reports must be current as of a date not more than 45 days prior to the individual becoming an access person.

Annual Holdings Reports

Annually, Access Persons must provide a statement of securities holdings and complete the attached “Annual Holdings Report.” Such report is intended to disclose all securities holdings, including private securities transactions.  The Annual Holdings Report must be current as of a date not more than 45 days prior to the date the report is submitted.  The Annual Holdings Report is to be submitted in lieu of the 4th Quarter Transaction Report.

Quarterly Transaction Reports

No later than 30 days after the close of the calendar quarter, Access Persons are to submit all securities holdings and complete the attached “Quarterly Transaction Report.”  Such report is to disclose all securities held outside of the firm, including private securities transactions.

(1) Federal Securities Laws means the Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a-mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat 745 (2002)), the Investment Company Act of 1940 (15 U.S.C. 80a), the Investment Advisors Act of 1940 (15 U.S.C. 80b), Title V of the Gramm-Leach-Bliley Act (Pub. L. No. 106-102, 113 Stat. 1338 (1999), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311 – 5314; 5316 – 5332) as it applies to funds and investment advisors, and any rules adopted thereunder by the Commission or the Department of the Treasury.

2009 CODE OF ETHICS

FIRM’S RESPONSIBILITIES

Certification of Compliance

a. The firm is required to provide all supervised persons with a copy of the code.  All supervised persons are to certify in writing that they have: (a) received a copy of the code; (b) read and understood all provisions of the code; and (c) agreed to comply with the terms of the code.  Annually all access persons are acknowledging receipt of the code by signing the attestations above.

b. The firm must provide supervised persons with any amendments to the code and supervised persons must submit a written acknowledgement that they have received, read, and understood the amendments to the code. Annually all access persons are acknowledging receipt of any amendments by signing the attestations above.  The Chief Compliance Officer (CCO) shall review at least annually the adequacy of the code and the effectiveness of its implementation.

(1) Review of Reports

The firm is required to review all initial, quarterly, and annual reports. The CCO (or designee) is responsible for reviewing these reports.  If the designee is an access person, then an independent person is to review his/her respective transaction reports.  Such review will include an assessment of whether the access person followed required internal procedures, and:

i)	Compare the personal trading to any restricted list;

ii)
Assess whether the access person is trading for his own account (or control accounts) in the same securities he is trading for clients, and if so whether the clients’ trades are taking precedence over such access person’s trades;

iii)	Periodically analyze the access person's trading for patterns that may indicate abuse; and

iv)
Investigate any substantial disparities between the performance of the access person’s accounts and the accounts of his/her clients. Any exceptions are to be documented in the review file to evidence that a conflict of interest has not occurred.

(2) Reporting Violations

The firm requires prompt reporting of any violations relating to this code of ethics. Violations must be reported to the firm's Chief Compliance Officer.

(3) Educating Covered Persons about the Code of Ethics

All covered persons are to acknowledge in writing, receipt of this code of ethics and any subsequent amendments.

2009 CODE OF ETHICS

(4) Recordkeeping:

The firm is to maintain a record of the names of all access persons, the holdings and transaction reports, and supervisory records.

The standard retention period is five years, the first two years on-site. A copy of each code of ethics and all amendments to such code that have been in effect at any time during the past five years must be kept in a readily accessible place.  Covered Persons’ acknowledgements must be kept for five years after the respective individual terminates his/her employment.

Part II of Form ADV summarizes this code of ethics. Upon request, the firm will furnish clients with a copy of this code of ethics.

Firm Personal Securities Trading Policy

Access persons may not purchase or sell a security in their personal account(s), or controlled accounts of family members or affiliates, prior to immediately trading the same securities for clients (i.e., front-running), and thereby receiving better prices; rather, when investing in the same securities, clients’ trades will be given precedence. Any other exceptions are to be approved on a case-by-case basis.

Access persons are permitted to engage in either “block trading” or “average price trading,” such that client accounts and access person accounts are executed simultaneously.  Please refer to best execution procedure for information on trade allocation of block trades.  Any other exceptions will be documented by the Chief Compliance Officer (or designee) and records of such will be kept in the Personal Securities Trading File.

Pre-Clearance of Transactions in Personal Account Involving Private Placements and Investment Opportunities of Limited Availability

An access person must obtain the prior written approval of the CCO before engaging in any of the following transactions in his or her personal account:

•	Direct or indirect acquisition of beneficial ownership in a security in an initial public offering;

•	Direct or indirect acquisition of beneficial ownership in a security in a limited offering; and

•	Purchase of any investment that the fund may also invest in.

2009 CODE OF ETHICS

Reporting Period:  DECEMBER 31, 2008

ANNUAL HOLDINGS REPORT FOR ACCESS PERSON

Name of Access Person: ______________________________________

Date of Submission: _________________________________________
* To be submitted BY 1/30/09

The following is a list of all securities holdings, including private securities transactions.  Additionally, I have attached copies of all statements detailing all securities holdings.  Any holdings that are not itemized on these statements, including private securities transactions, are listed on page 2 of this holdings report.

X___________________________________________________________
   Signature                                                                                     Date
Please initial your attestation to the following:

___________	This Annual Holdings Report contains all securities holdings, including private securities transactions.

___________	This Annual Holdings Report includes all accounts in which I have control over.

The following are all securities accounts with attached statements:
FIRM	ACCOUNT #	ATTACHED STATEMENTS
YES / NO / ONLINE
YES / NO / ONLINE
YES / NO / ONLINE
YES / NO / ONLINE
YES / NO /ONLINE
YES / NO / ONLINE

Do you have any securities holdings not contained in the attached statements?  Yes  /  No

If yes, complete page 2 of this report.

2009 CODE OF ETHICS

Page 2 – Annual Holdings Report

The following are all securities holdings, including private securities transactions that are not contained on the attached statements:

DESCRIPTION	CUSTODIAN	MARKET VALUE

2009 CODE OF ETHICS

INITIAL HOLDINGS REPORT FOR ACCESS PERSON

Name of Access Person: ______________________________________

Date of Submission: _________________________________________
* To be submitted within 10 days after becoming Access Person

The following is a list of all securities holdings, including private securities transactions.  Additionally, I have attached copies of all statements detailing all securities holdings.  Any holdings that are not itemized on these statements, including private securities transactions, are listed on page 2 of this holdings report.

X_________________________________________________________
   Signature                                                                                     Date
Please initial your attestation to the following:

___________	This Initial Holdings Report contains all securities holdings, including private securities transactions.

___________	This Initial Holdings Report includes all accounts in which I have control over.

The following are all securities accounts with attached statements:
FIRM	ACCOUNT #	ATTACHED STATEMENTS
YES / NO / ONLINE
YES / NO / ONLINE
YES / NO / ONLINE
YES / NO / ONLINE
YES / NO /ONLINE
YES / NO / ONLINE

Do you have any securities holdings not contained in the attached statements?  Yes  /  No

If yes, complete page 2 of this report.

2009 CODE OF ETHICS

Page 2 – Initial Holdings Report

The following are all securities holdings, including private securities transactions that are not contained on the attached statements:

DESCRIPTION	CUSTODIAN	MARKET VALUE

2009 CODE OF ETHICS

Instructions for Completing Quarterly Transaction Report

(1) Access Person Defined

“Access Person” includes any supervised person who has access to nonpublic information regarding any client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund the advisor, or its control affiliates manage; or is involved in making securities recommendations to clients or has access to such recommendations that are nonpublic.  All of the firm’s directors, officers, and partners are presumed to be access persons.

 (2) Reportable Securities

Access Persons must submit holdings and transaction reports for “reportable securities” in which the access person has, or acquires, any direct or indirect beneficial ownership.  An access person is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the access person’s household.  For exceptions to the reportable securities, please refer to the Code of Ethics.

(3) Reporting of Personal Securities Trading

All Access Persons must report their personal securities transactions and holdings to the Chief Compliance Officer or other designated persons.  For exceptions to the personal securities reporting, please refer to the Code of Ethics.

Pre-Clearance of Transactions:  An access person must obtain the prior written approval of the CCO before engaging in any of the following transactions in his or her personal account:

•	Direct or indirect acquisition of beneficial ownership in a security in an initial public offering

•	Direct or indirect acquisition of beneficial ownership in a security in a limited offering; and

•	Purchase of any investment that the fund may invest in.

No later than 30 days after the close of the calendar quarter, Access Persons are to submit all securities holdings and complete the attached “Quarterly Transaction Report”.  If there are no changes in holdings (which means that all accounts are the same with no transactions or new/closed accounts) then initial such acknowledgement and sign the form.  If there are any changes to report in accounts and/or holdings, please report the requested information.  Statements are to be provided for any accounts that are not held at the Clearing Firm.

2009 CODE OF ETHICS
Quarter Ending: Circle Applicable Quarter

March 31, 2009 – JUNE 30, 2009 – SEPTEMBER 30, 2009 – DECEMBER 31, 2009

Name of Access Person: ______________________________________

Date of Submission: __________________*Must be reported within 30 days of Quarter End.

_________I have received pre-clearance for all transactions involving IPOs, limited  offerings and/or investments that the fund invests in

EITHER:

__________I have no transactions this quarter and no new accounts to report from my   Initials        initial and/or annual holdings report and

                ___ all required statements are attached   ___ statements are available online

OR:

__________I have transactions to report

            ___contained in attached statements              ___statements are available online

The following is a list of ADDITIONS OR CLOSED accounts since my initial, annual or previously reported holdings report and I have included all required statements as applicable.
FIRM	ACCOUNT #	DUPLICATE STATEMENTS
YES / NO / ONLINE
YES / NO / ONLINE
YES / NO / ONLINE
Do you have any securities holdings not contained in the attached statements?      Yes  /  No
If yes, list all securities holdings, including private securities transactions that are not contained on the account statements above:
DESCRIPTION	CUSTODIAN	MARKET VALUE

X__________________________________________________________________________________
Signature                                                                                                                           Date